                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                -----------------

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

United States National Bank                          22-1147033
(State of incorporation if                           (I.R.S. employer
not a national bank)                                  identification no.)

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor
Charlotte, North Carolina                            28288-1179
(Address of principal                                (Zip Code)
executive offices)

                                  Same as above
                                  -------------
                 (Name, address and telephone number, including
                   area code, of trustee's agent for service)

                      Highwoods Realty Limited Partnership
               (Exact name of obligor as specified in its charter)

                           The State of North Carolina

         (State or other jurisdiction of incorporation or organization)

                                   56-1869557
                      (I.R.S. employer identification no.)

                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604

          (Address, including zip code, of principal executive offices)

                              ---------------------


                                      Notes
                       (Title of the indenture securities)

                ------------------------------------------------
1. General information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject

-------------------------------------------------------------------------------

         Name                                         Address

-------------------------------------------------------------------------------

Federal Reserve Bank of Richmond, VA                  Richmond, VA

Comptroller of the Currency                           Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation                         Washington, D.C.

Federal Deposit Insurance Corporation                 Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

         (See Note 1 on Page 4.)


Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.      List of Exhibits.

         All exhibits identified below are filed as a part of this statement of eligibility.

         1. A copy of the Articles of Association of Wachovia Bank, National Association as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

         2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

         3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

         4. A copy of the existing By-laws of Wachovia Bank, National Association, or instruments corresponding thereto.

         5.       Inapplicable.

         6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

         7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

         8.       Inapplicable.

         9.       Inapplicable.

                                      NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wachovia Bank, National Association, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 4th day of September, 2002.

                                     Wachovia Bank, National Association
                                     (trustee)


                                     By: /s/ Shawn Bednasek
                                         -------------------
                                         Its: Vice President


                               CONSENT OF TRUSTEE

         Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Highwoods Realty Limited Partnership, Wachovia Bank, National Association as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                     Wachovia Bank, National Association


                                     By: /s/ Shawn Bednasek
                                         -------------------
                                         Name: Shawn Bednasek
                                         Title: Vice President


Dated: September 4, 2002

Legal Title of Bank: First Union National Bank      Call Date: 6/30/98 ST-BK: 37-0351   FFIEC 031
Address:             Two First Union Center                                             Page RC-1
City, State, Zip:    Charlotte, NC  28288-0201
FDIC Certificate #:  33869
                     -----


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                    C400
                                                                            Dollar Amount in Thousands RCFD Bil Mil Thou
                                                                            --------------------------------------------
ASSETS                                                                                         /////////////////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                  /////////////////////////
      a.   Noninterest-bearing balances and currency and coin (1)................................ 0081       11,260,000      1.a.
      b.   Interest-bearing balances (2)......................................................... 0071          635,000      1.b.
 2.  Securities:                                                                               /////////////////////////
      a.   Held-to-maturity securities (from Schedule RC-B, column A)............................ 1754            8,000      2.a.
      b.   Available-for-sale securities (from Schedule RC-B, column D).......................... 1773       57,360,000      2.b.
 3.  Federal funds sold and securities purchased under agreements to resell:                   //////////////////////////
      a.   Federal Funds sold in domestic offices................................................RCON  B987   1,798,000      3.a
      b.   Securities purchased under agreements to sell (3).....................................RCFD  B989   4,281,000      3.b
 4.  Loans and lease financing receivables (from Schedule RC-C)                                /////////////////////////
      a.   Loans and leases held for sale ..............................................          5369        8,862,000      4.a.
      b.   Loans and leases, net of unearned income...............................................B528      157,120,000      4.b.
      c.   LESS: Allowance for loan and lease losses............................. 3123  2,924,000 /////////////////////////  4.c.
      d.   Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)............B529      154,196,000      4.d
 5.  Trading assets (from Schedule RC-D)........................................................  3545       27,254,000      5.
 6.  Premises and fixed assets (including capitalized leases)...................................  2145        3,235,000      6.
 7.  Other real estate owned (from Schedule RC-M)...............................................  2150          104,000      7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).... 2130          511,000      8.
 9.  Customers' liability to this bank on acceptances outstanding...............................  2155        1,105,000      9.
10.  Intangible assets:                                                              ////////////////////////////
       a.  Goodwill.............................................................................  3163        9,337,000     10.a
       b.  Other intangible assets(from Schedule RC-M)..........................................  0426        2,008,000     10.b
11.  Other assets (from Schedule RC-F)..........................................................  2160       19,691,000     11.
12.  Total assets (sum of items 1 through 11)...................................................  2170      301,645,000     12.

-------------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Legal Title of Bank: First Union National Bank      Call Date: 6/30/98 ST-BK: 37-0351   FFIEC 031
Address:             Two First Union Center                                             Page RC-1
City, State, Zip:    Charlotte, NC  28288-0201
FDIC Certificate #:  33869
                     -----


Schedule RC--Continued

                                                                                 Dollar Amount in Thousands Bil Mil Thou
                                                                              --------------------------------------------

LIABILITIES                                                                                ////////////////////////////////
13.  Deposits:                                                                             ////////////////////////////////
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,  ////////////////////////////////
         part I)...........................................................................RCON 2200  171,788,000           13.a.
         (1)  Noninterest-bearing (1)...........................RCON 6631    27,375,000    ///////////////////////////////  13.a.(1)
         (2)  Interest-bearing..................................RCON 6636   144,413,000    ///////////////////////////////  13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule      ///////////////////////////////
         RC-E, part II)....................................................................RCFN 2200   14,754,000           13.b.
         (1)  Noninterest-bearing...................................RCFN 6631      31,000  ///////////////////////////////  13.b.(1)
         (2)  Interest-bearing......................................RCFN 6636  14,723,000  ///////////////////////////////  13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase            ////////////////////////////////
      a. Federal funds purchased in domestic offices (2) ...................................RCON B993   2,924,000           14.a
      b. Securities sold under agreements to repurchase (3) ................................RCFD B995  22,994,000           14.b
15.  Trading liabilities (from Schedule RC-D)...............................................RCFD 3548  19,758,000           15.
16.  Other borrowed money (includes mortgage indebtedness and obligations under             ///////////////////////////////
     capitalized leases) (from Schedule RC-M):..............................................3190       18,405,000           16.
17.  Not applicable.........................................................................///////////////////////////////
18.  Bank's liability on acceptances executed and outstanding...............................2920        1,110,000           18.
19.  Subordinated notes and debentures (4)..................................................3200        8,616,000           19.
20.  Other liabilities (from Schedule RC-G).................................................2930       10,592,000           20.
21.  Total liabilities (sum of items 13 through 20).........................................2948      270,941,000           21.
22.  minority interest in consolidated subsidiaries.........................................3000          977,000           22.
EQUITY CAPITAL                                                                              ///////////////////////////////
23.  Perpetual preferred stock and related surplus..........................................3838                0           23.
24.  Common stock...........................................................................3230          455,000           24.
25.  Surplus (exclude all surplus related to preferred stock)...............................3839       24,942,000           25.
26.  a.  Retained earnings..................................................................3632        3,272,000           26.a.
     b.  Accumulated other comprehensive income (5).........................................B530        1,058,000           26.b.
27.  Other equity capital components (6)....................................................A130                0           27.
28.  Total equity capital (sum of items 23 through 27)......................................3210       29,727,000           28.
29.  Total liabilities, minority interest and equity capital (sum of items 21, 22 and 28)...3300      301,645,000           29.

Memorandum
To be reported with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the                               Number
     bank by independent external auditors as of any date during 2001....................... RCFD 6724  N/A    M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =  Review of the bank's financial statements by external auditors

7 =  Compilation of the bank's financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)      Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) On cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.